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                                                                    EXHIBIT 5.01

                               October 13, 2000

Keynote Systems, Inc.
2855 Campus Drive
San Mateo, CA  94403

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission on or about October 13, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 23,659 shares of your common stock (the "Stock"), subject to issuance upon exercise of stock options initially granted under the Velogic, Inc. 1998 Stock Option/Stock Issuance Plan (the "Velogic Plan") and assumed by you under the terms of an Agreement and Plan of Reorganization dated as of May 9, 2000 (the "Agreement"), in connection with your acquisition of Velogic, Inc., a California corporation.

     In rendering this opinion, we have examined the following:

     (1) your Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on January 12, 2000.

     (2)  your Bylaws, certified by your Secretary on February 24, 2000.

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the Velogic Plan and related forms of stock option agreement and notice of grant of stock option.

     (4)  the Prospectus prepared in connection with the Registration Statement.

     (5)  the Agreement.

     (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Keynote Systems, Inc., a California corporation ("Keynote California"), that are in our possession.

     (7) a certificate from your transfer agent of even date herewith verifying the number of issued and outstanding shares of your capital stock as of the date hereof and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated October 13, 2000 verifying the number of such issued and outstanding securities.

     (8) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the
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documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the up to 23,659 shares of Stock that may be issued and sold by you upon exercise of stock options assumed by you pursuant to the terms of the Agreement, when issued, sold and delivered in accordance with the applicable plan and stock option agreement entered into thereunder, and in the manner and for the consideration referred to in the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                   Very truly yours,

                                   /s/ Fenwick & West LLP

                                   FENWICK & WEST LLP